As filed with the Securities and Exchange Commission on May 21, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2013

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 8.01.  Other Events.

On May 20, 2013, B&G Foods issued a press release announcing the pricing of a registered public offering of $700.0 million aggregate principal amount of 4.625% senior notes due 2021 at a price to the public of 100% of their face value.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.  The offering is expected to close on June 4, 2013.

B&G Foods estimates that the net proceeds from the offering will be approximately $687.8 million after deducting underwriting discounts and commissions and other fees and expenses related to the offering.  B&G Foods intends to use the net proceeds of the offering to purchase all $248.5 million aggregate principal amount of its existing 7.625% senior notes due 2018 pursuant to a cash tender offer announced on May 20, 2013, or otherwise redeem the existing notes, to repay $222.2 million aggregate principal amount of tranche B term loans and approximately $40.0 million of revolving loans under B&G Foods’ credit agreement, and to pay related premiums, fees and expenses.  B&G Foods intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness and the acquisition of assets used or useful in, or the equity of an entity engaged in, our business or a related business.

The issuance of the notes has been registered pursuant to B&G Foods’ automatic shelf registration statement on Form S-3 (File No. 333-188695), filed with the Securities and Exchange Commission on May 20, 2013, and the prospectus supplement, dated May 20, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of May 20, 2013, with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein, relating to the issuance and sale to the underwriters of the notes.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations.  A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1	Underwriting Agreement, dated as of May 20, 2013, between B&G Foods, Inc. and Credit Suisse Securities (USA) LLC as Representative of the Several Underwriters named in Schedule A thereto
99.1	Press Release dated May 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 21, 2013	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary